Exhibit 99.1

BFC Financial Corporation Reports Financial Results

For the Third Quarter, 2014

FORT LAUDERDALE, Florida – October 31, 2014 — BFC Financial Corporation (“BFC” or the “Company”) (OTCQB: BFCF; BFCFB) reported financial results for the three and nine month periods ended September 30, 2014.

BFC reported net income attributable to BFC of $3.8 million, or $0.05 per diluted share, for the quarter ended September 30, 2014, compared to net income attributable to BFC of $9.6 million, or $0.11 per diluted share, for the quarter ended September 30, 2013.

BFC reported net income attributable to BFC of $16.2 million, or $0.19 per diluted share, for the nine month period ended September 30, 2014, compared to net income attributable to BFC of $5.3 million or $0.06 per diluted share, for the nine month period ended September 30, 2013.

As of September 30, 2014, BFC had total consolidated assets of $1.4 billion, and shareholders’ equity attributable to BFC of $251.8 million. BFC’s book value per share at September 30, 2014 was $3.13.

BFC’s Chairman and CEO, Mr. Alan B. Levan, commented, “We are pleased with the overall progress of our core business segments which include our 52% ownership interest in BBX Capital Corporation (“BBX Capital”) and our ownership interest in Bluegreen Corporation (“Bluegreen”). Bluegreen, a wholly owned subsidiary of Woodbridge Holdings, LLC (“Woodbridge”), is owned 54% by BFC and 46% by BBX Capital. Bluegreen and BBX Capital continue to reflect our pursuit of our broader goal of transitioning into a business platform with diverse cash flow streams and a focus on long term growth through our operating businesses, real estate opportunities, and repositioning our business by monetizing our legacy portfolios.

“On April 16, 2014, BBX Capital filed its Corporate Overview with the SEC. In that document, BBX Capital discussed its strategy, culture, and goals, and BFC fully subscribes to these objectives. As discussed in the Corporate Overview, we believe it is important to highlight:

“First, our culture is entrepreneurial. Our objective is to make portfolio investments based on the fundamentals: quality real estate, the right operating companies and partnering with good people.

“Second, our goal is to increase value over time as opposed to focusing on quarterly or yearly earnings. We expect our investments to be long term, and we anticipate and are willing to accept that our earnings are likely to be uneven. While capital markets generally encourage short term goals, our objective is long term growth as measured by increases in book value per share over time.

“In all, we believe this reflects BFC’s philosophy and how we are approaching our business. We invite our readers to review the full BBX Capital Corporate Overview, which is available to view on the BBX Capital website: www.BBXCapital.com and the BFC website: www.BFCFinancial.com,” Levan concluded.

Net income (loss) attributable to BFC is defined as net income (loss) after non-controlling interests. Under generally accepted accounting principles, the financial statements of the companies in which BFC holds a controlling interest, including BBX Capital (NYSE: BBX) and Woodbridge and its subsidiary, Bluegreen, are consolidated in BFC’s financial statements.

Overview and Highlights:

BFC Selected Financial Data (Consolidated)

Third Quarter, 2014 Compared to Third Quarter, 2013

•	Total revenues of $185.5 million vs. $153.8 million

•	Net income attributable to BFC of $3.8 million vs. $9.6 million

•	Diluted earnings per share of $0.05 vs. $0.11

•	Book value per share of $3.13 vs. $2.73

•	Assets of $1.4 billion at September 30, 2014 and December 31, 2013

BFC Selected Financial Data (Consolidated)

Nine Months Ended September 30, 2014

Compared to Nine Months Ended September 30, 2013

•	Total revenues of $509.6 million vs. $408.7 million

•	Net income attributable to BFC of $16.2 million vs. $5.3 million

•	Diluted earnings per share of $0.19 vs. $0.06

The following selected information relates to the operating activities of Bluegreen Corporation and BBX Capital Corporation. See supplemental tables for consolidating income statements for the three and nine month periods ended September 30, 2014 and 2013.

Bluegreen Corporation

Bluegreen Overview for the Third Quarter, 2014, Compared to Third Quarter, 2013

•	System-wide sales of Vacation Ownership Interests (“VOIs”) were $151.4 million vs. $130.2 million

•	Legacy sales of VOIs under Bluegreen’s traditional business model were $63.2 million vs. $63.8 million

•	Sales of VOIs under Bluegreen’s “capital-light” business strategy (1) were $88.2 million vs. $66.4 million

•	Secondary market sales of VOIs were $21.4 million vs. $12.9 million

•	Just-in-time sales of VOIs were $7.8 million vs. $9.7 million

•	Sale of third party VOIs - commission basis were $59.0 million vs. $43.8 million and generated sales and marketing commissions of $38.7 million vs. $28.8 million

•	Other fee-based revenue rose 14% to $24.1 million

•	Bluegreen managed 49 timeshare resort properties as of September 30, 2014, compared to 46 as of September 30, 2013.

•	Income from continuing operations before provision for income taxes was $32.1million vs. $33.9 million

•	Income from continuing operations was $21.0 million vs. $22.3 million

•	EBITDA was $38.1 million vs. $38.6 million (Please see page 8.)

System-wide sales of VOIs, net include all sales of VOIs, regardless of whether Bluegreen or a third-party owned the VOI immediately prior to the sale. The sales of third-party owned VOIs are transacted as sales of timeshare interests in the Bluegreen Vacation Club through the same selling and marketing process Bluegreen uses to sell its VOI inventory. The growth in system-wide sales of VOIs, net during 2014 as compared to 2013 reflects an increase in the number of tours and an increase in the sale-to-tour conversion ratio. During the three months ended September 30, 2014, the number of tours increased by 9% compared to the same period in 2013. The increase in the number of tours reflects efforts to expand marketing to sales prospects through new marketing initiatives. Additionally, during the three months ended September 30, 2014, Bluegreen’s sale-to-tour conversion ratio increased 1% compared to the same period in 2013.

(1)	Bluegreen’s sales of VOIs under its capital-light business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements. Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs and refers to this as “Just in Time” arrangements. Bluegreen also acquires VOI inventory from resorts’ property owner associations (“POAs”) and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as “Secondary Market Sales”.

During the three months ended September 30, 2014 and 2013, cost of VOIs sold was 12% and 14%, respectively, of sales of VOIs. The decrease in cost of sales generally and as a percentage of sales during 2014 is a result of a higher proportion of Secondary Market sales typically carry a lower acquisition cost. Cost of VOIs sold as a percentage of sales of VOIs varies between periods based on the relative costs of the specific VOIs sold in each period and the size of the point packages of the VOIs sold (due to offered volume discounts, including consideration of cumulative sales to existing owners). Additionally, the effect of changes in estimates under the relative sales value method, including estimates of project sales, future defaults, upgrades and incremental revenue from the resale of repossessed VOI inventory, are reflected on a retrospective basis in the period the change occurs. Therefore, cost of sales will typically be favorably impacted in periods where a significant amount of Secondary Market VOI inventory is acquired and the resulting change in estimate is recognized.

As a percentage of system-wide sales, net, selling and marketing expenses increased from 45% during the third quarter of 2013 to 48% during the third quarter of 2014. The increase in selling and marketing expenses as a percentage of sales and in general during 2014 compared to 2013 was a result of Bluegreen’s focus on increasing its marketing efforts to new customers as opposed to existing owners. Sales to existing owners generally involve lower marketing expenses than sales to new customers. Bluegreen expects to continue to increase its focus on sales to new owners and, as a result, sales and marketing expenses generally and as a percentage of sales may continue to increase.

BLUEGREEN RESORTS

The following table provides supplemental financial information for the three months ended September 30, 2014 and 2013 (In thousands, except percentages) (Unaudited):

	For the Three Months Ended September 30,
	2014		2013
	Amount	% of System-wide sales of VOIs, net(5)	Amount	% of System-wide sales of VOIs, net(5)

Legacy VOI sales (1)	$63,224	42%	$63,843	49%

VOI sales-secondary market	21,409	14%	12,883	10%
Sales of third-party VOIs-commission basis	58,989	39%	43,782	34%
Sales of third-party VOIs-just-in-time basis	7,755	5%	9,733	7%

System-wide sales of VOIs, net	151,377	100%	130,241	100%

Less: Sales of third-party VOIs-commission basis	(58,989)	–39%	(43,782)	–34%

Gross sales of VOIs	92,388	61%	86,459	66%

Estimated uncollectible VOI notes receivable (2)	(12,216)	–13%	(8,681)	–10%

Sales of VOIs	80,172	53%	77,778	60%

Cost of VOIs sold (3)	(9,586)	–12%	(10,748)	–14%

Gross profit (3)	70,586	88%	67,030	86%

Fee-based sales commission revenue (4)	38,665	66%	28,828	66%
Other fee-based services revenue	24,096	16%	21,201	16%
Cost of other fee-based services	(12,900)	–9%	(11,240)	–9%
Net carrying cost of VOI inventory	(2,006)	–1%	(1,699)	–1%
Selling and marketing expenses	(73,300)	–48%	(58,523)	–45%
General and administrative expenses	(24,271)	–16%	(22,480)	–17%
Net interest spread	11,078	7%	10,546	8%

Operating profit	31,948	21%	33,663	26%

Other income, net	161		212

Income from continuing operations before income taxes	32,109		33,875
Less: Provision for income taxes	11,136		11,532

Income from continuing operations	20,973		22,343
Loss from discontinued operations	(2)		(192)

Net income	20,971		22,151
Less: Net income attributable to noncontrolling interests	3,759		3,735

Net income attributable to Bluegreen	$17,212		$18,416

(1)	Legacy VOI sales represent sales of Bluegreen-owned VOIs acquired or developed under Bluegreen’s traditional VOI business. Legacy VOI sales do not include Secondary Market, Commission Basis, or Just-In-Time VOI sales under Bluegreen’s capital-light business strategy.
(2)	Percentages for estimated uncollectible VOI notes receivable are calculated as a percentage of gross sales of VOIs (and not of system-wide sales of VOIs, net).
(3)	Percentages for costs of VOIs sold and gross profit are calculated as a percentage of sales of VOIs (and not of system-wide sales of VOIs, net).
(4)	Percentages for fee-based sales commission revenue are calculated based on sales of third-party VOIs-commission basis (and not of system-wide sales of VOIs, net).
(5)	Unless otherwise indicated above.

The following table provides supplemental financial information for the nine months ended September 30, 2014 and 2013 (in thousands, except percentages) (Unaudited):

	For the Nine Months Ended September 30,
	2014		2013
	Amount	% of System-wide sales of VOIs, net(5)	Amount	% of System-wide sales of VOIs, net(5)

Legacy VOI sales (1)	$146,864	37%	$183,300	54%

VOI sales-secondary market	58,377	15%	22,521	7%
Sales of third-party VOIs-commission basis	166,311	42%	114,043	34%
Sales of third-party VOIs-just-in-time basis	28,668	7%	17,471	5%

System-wide sales of VOIs, net	400,220	100%	337,335	100%

Less: Sales of third-party VOIs-commission basis	(166,311)	–42%	(114,043)	–34%

Gross sales of VOIs	233,909	58%	223,292	66%

Estimated uncollectible VOI notes receivable (2)	(29,422)	–13%	(29,639)	–13%

Sales of VOIs	204,487	51%	193,653	57%

Cost of VOIs sold (3)	(24,911)	–12%	(25,117)	–13%

Gross profit (3)	179,576	88%	168,536	87%

Fee-based sales commission revenue (4)	108,974	66%	74,388	65%
Other fee-based services revenue	69,029	17%	60,902	18%
Cost of other fee-based services	(36,810)	–9%	(32,575)	–10%
Net carrying cost of VOI inventory	(6,418)	–2%	(5,745)	–2%
Selling and marketing expenses	(190,999)	–48%	(156,854)	–46%
General and administrative expenses	(64,674)	–16%	(65,748)	–19%
Net interest spread	30,292	8%	30,396	9%

Operating profit	88,970	22%	73,300	22%

Other income, net	1,188		687

Income from continuing operations before income taxes	90,158		73,987
Less: Provision for income taxes	31,722		24,649

Income from continuing operations	58,436		49,338
Gain (loss) from discontinued operations	55		(320)

Net income	58,491		49,018
Less: Net income attributable to noncontrolling interests	8,797		16,068

Net income attributable to Bluegreen	$49,694		$32,950

(1)	Legacy VOI sales represent sales of Bluegreen-owned VOIs acquired or developed under Bluegreen’s traditional VOI business. Legacy VOI sales do not include Secondary Market, Commission Basis, or Just-In-Time VOI sales under Bluegreen’s capital-light business strategy.
(2)	Percentages for estimated uncollectible VOI notes receivable are calculated as a percentage of gross sales of VOIs (and not of system-wide sales of VOIs, net).
(3)	Percentages for costs of VOIs sold and gross profit are calculated as a percentage of sales of VOIs (and not of system-wide sales of VOIs, net).
(4)	Percentages for fee-based sales commission revenue are calculated based on sales of third-party VOIs-commission basis (and not of system-wide sales of VOIs, net).
(5)	Unless otherwise indicated above.

Bluegreen Balance Sheet Highlights (in thousands):

	September 30, 2014	December 31, 2013

Cash and cash equivalents	$159,585	158,096
Notes receivable, net	436,534	455,569
Inventory of real estate	196,527	204,256
Lines-of credit, notes payable, and receivable-backed notes payable	489,258	537,500
Junior subordinated debentures	64,322	62,379
Total equity	284,168	278,177

The following tables present Bluegreen’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), as more fully described below, for the three and nine months ended September 30, 2014 and 2013, as well as a reconciliation of EBITDA to Income from continuing operations (in thousands):

	For the Three Months Ended
	September 30, 2014	September 30, 2013
Income from continuing operations - Woodbridge	$20,359	21,717
Loss from Woodbridge parent only	(614)	(627)

Income from continuing operations, Bluegreen	20,973	22,344
Add/(Less):

Interest income (other than interest earned on VOI notes receivable)	(68)	(85)
Interest expense	9,409	9,927
Interest expense on Receivable-Backed Debt	(5,449)	(6,788)
Provision for Income and Franchise Taxes	11,148	11,568
Depreciation and Amortization	2,098	1,634

EBITDA	$38,111	38,600

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
Income from continuing operations - Woodbridge	$56,492	46,682
Loss from Woodbridge parent only	(1,944)	(2,656)

Income from continuing operations, Bluegreen	58,436	49,338
Add/(Less):

Interest income (other than interest earned on VOI notes receivable)	(581)	(277)
Interest expense	31,175	31,023
Interest expense on Receivable-Backed Debt	(18,169)	(20,697)
Provision for Income and Franchise Taxes	31,811	24,773
Depreciation and Amortization	5,596	4,799

EBITDA	$108,268	88,959

EBITDA is defined as earnings, or income from continuing operations, before taking into account interest income (other than interest earned on VOI notes receivable), interest expense (other than interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), provision for income taxes and franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, Bluegreen does not adjust for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because Bluegreen considers both to be part of the operations of its business.

Bluegreen considers its EBITDA to be an indicator of its operating performance, and Bluegreen uses it to measure Bluegreen’s ability to service its debt, fund its capital expenditures and expand its business. Bluegreen also uses it, as do lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

BBX Capital Corporation

BBX Capital reported a net loss attributable to BBX Capital of ($1.9) million, or ($0.12) per diluted share, for the quarter ended September 30, 2014, versus net income attributable to BBX Capital of $7.7 million, or $0.47 per diluted share, for the quarter ended September 30, 2013. BBX Capital’s loss for the third quarter of 2014 is primarily attributable to valuation allowances associated with its legacy student housing rental real estate assets in Tallahassee, Florida, as well as a fair market value accounting adjustment relating to reclassifying a portion of our second lien consumer loan portfolio to a Held-For-Sale classification. The student housing assets and the second lien consumer loan portfolio are held within FAR (Florida Asset Resolution Group).

BBX Capital reported net income attributable to BBX Capital of $6.8 million, or $0.40 per diluted share, for the nine month period ended September 30, 2014, versus a net loss attributable to BBX Capital of ($1.7) million, or ($0.11) per diluted share, for the nine month period ended September 30, 2013.

As of September 30, 2014, BBX Capital had total consolidated assets of $386.5 million, shareholders’ equity attributable to BBX Capital of approximately $309.7 million, and total consolidated equity of approximately $311.0 million. BBX Capital’s book value per share at September 30, 2014 was $19.15.

Overview and Highlights:

BBX Capital Selected Financial Data (Consolidated)

Third Quarter, 2014 Compared to Third Quarter, 2013

•	Total revenues of $22.2 million vs. $5.7 million

•	Net loss attributable to BBX Capital of $(1.9) million vs. Net income attributable to BBX Capital of $7.7 million

•	Diluted (loss) earnings per share of ($0.12) vs. $0.47

•	Book value per share of $19.15 vs. $15.78

•	Total assets of $386.5 million vs. $409.1 million

•	BB&T’s preferred interest in FAR was $14.2 million vs. $110.6 million

•	Real estate was $122.0 million vs. $89.2 million

•	Loans receivable were $28.3 million vs. $176.0 million

•	Loans held-for-sale were $36.5 million vs. $16.2 million

BBX Capital Selected Financial Data (Consolidated)

Nine Months Ended September 30, 2014

Compared to Nine Months Ended September 30, 2013

•	Total revenues of $66.3 million vs. $18.6 million

•	Net income attributable to BBX Capital of $6.8 million vs. Net loss attributable to BBX Capital of ($1.7) million

•	Diluted earnings (loss) per share of $0.40 vs. ($0.11)

More complete and detailed information regarding BBX Capital, including its investment in Bluegreen, additional acquired operating businesses, real estate joint ventures, and the BankAtlantic legacy portfolio of loans and foreclosed real estate, can be found in BBX Capital’s earnings press release for the third quarter of 2014, its Annual Report on Form 10-K for the year ended December 31, 2013 and other filings with the SEC, which are available to view on the SEC’s website, www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.

BFC Financial Corporation – BBX Capital Corporation

Proposed Merger:

In May 2013, BFC entered into a merger agreement with BBX Capital. The Merger Agreement provides for BBX Capital to merge with and into a subsidiary of BFC, with the surviving company remaining a wholly owned subsidiary of BFC. Under the terms of the Merger Agreement, BBX Capital’s shareholders (other than BFC and shareholders who exercise and perfect their appraisal rights in accordance with Florida law) will be entitled to receive 5.39 shares of BFC’s Class A Common Stock in exchange for each share of BBX Capital’s Class A Common Stock that they hold at the effective time of the Merger. The Merger Agreement was approved by BBX Capital’s shareholders and by BFC’s shareholders on April 29, 2014. Consummation of the Merger is subject to certain closing conditions, including, without limitation, BFC’s Class A Common Stock being approved for listing on a national securities exchange (or interdealer quotation system of a registered national securities association) at the effective time of the Merger, and the absence of any “Material Adverse Effect” (as defined in the Merger Agreement) with respect to either BBX Capital or BFC. The Merger is not anticipated to close prior to the first quarter of 2015.

More complete and detailed information relating to BFC and its financial results are available in BFC’s Annual Report on Form 10-K for the year ended December 31, 2013 and other filings with the SEC, which are available to view on the SEC’s website, www.sec.gov, and on BFC’s website, www.BFCFinancial.com.

About BFC Financial Corporation:

BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include a 52% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation. BFC owns a 54% equity interest in Woodbridge, the parent company of Bluegreen. BBX Capital owns the remaining 46% equity interest in Woodbridge. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 180,000 owners, over 60 owned or managed resorts, and access to more than 4,000 resorts worldwide. BBX Capital, a New York Stock Exchange listed company, is involved in the acquisition, ownership, management, joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses. As described above, BBX Capital also has a 46% equity interest in Bluegreen.

As of September 30, 2014, BFC had total consolidated assets of approximately $1.4 billion, shareholders’ equity attributable to BFC of approximately $251.8 million, and total consolidated equity of approximately $448.8 million. BFC’s book value per share at September 30, 2014 was $3.13. For more information, visit www.BFCFinancial.com.

BFC Contact Info:

Investor Relations: Leo Hinkley, Managing Director, 954- 940-4994

Email: LHinkley@BFCFinancial.com

For further information, please visit our family of companies:

BFC Financial: www.BFCFinancial.com

Bluegreen Corp.: www.BluegreenVacations.com

BBX Capital: www.BBXCapital.com

Renin Corp.: www.ReninCorp.com

RoboVault: www.RoboVault.com

BBX Sweet Holdings: Hoffman’s Chocolates: www.Hoffmans.com, Williams & Bennett: www.WilliamsandBennett.com, Jer’s Chocolates: www.Jers.com, Helen Grace Chocolates: www.HelenGrace.com, and Anastasia Confections: www.AnastasiaConfections.com

About BBX Capital Corporation:

BBX Capital (NYSE: BBX) is involved in the acquisition, ownership, management, joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses. In addition, BBX Capital and its holding company, BFC Financial Corporation (OTCQB: BFCF), have a 46% and 54% respective ownership interest in Bluegreen Corporation. As a result of their ownership interests, BBX and BFC own 100% of Bluegreen. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 180,000 owners, over 60 owned or managed resorts, and access to more than 4,000 resorts worldwide.

As of September 30, 2014, BBX Capital had total consolidated assets of $386.5 million, shareholders’ equity attributable to BBX Capital of approximately $309.7 million, and total consolidated equity of approximately $311.0 million. BBX Capital’s book value per share at September 30, 2014 was $19.15.

# # #

This press release contains forward-looking statements based largely on current expectations of BFC or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this document are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on current expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties and other cautionary statements made herein. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance. In addition, some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which our subsidiaries operate, including the vacation ownership industry in which Bluegreen operates, and the investment, development, and asset management and real estate-related industries in which BBX Capital operates, while other factors apply more specifically to BFC, including, but not limited to, the following: the risks and uncertainties affecting BFC and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including with respect to BBX Capital, risks associated with its ability to successfully implement its currently anticipated plans and uncertainties regarding BBX Capital’s ability to generate earnings under its new business strategy; the performance of entities in which BFC has made investments may not be profitable or their results as anticipated; BFC is dependent upon dividends from its subsidiaries to fund its operations; BFC’s subsidiaries may not be in a position to pay dividends or otherwise make a determination to pay dividends to its shareholders;, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments; any payment of dividends by a subsidiary of BFC is subject to declaration by such subsidiary’s board of directors or managers (which, in the case of BBX Capital, is currently comprised of a majority of independent directors under the listing standards of the NYSE) as well as the boards of directors of both BBX Capital and BFC in the case of dividend payments by Woodbridge; and dividend decisions may not be made in BFC’s interests; risks relating to Woodbridge’s April 2013 acquisition of Bluegreen, including the pending shareholder class action lawsuits relating to the transaction; the uncertainty regarding, and the impact on BFC’s cash position of, the amount of cash that will be required to be paid to former shareholders of Woodbridge Holdings Corporation (“WHC”) who exercised appraisal rights in connection with the 2009 merger between BFC and WHC, including the legal and other professional fees and other costs and expenses of such proceedings; the preparation of financial statements in accordance with GAAP involves making estimates, judgments and assumptions, and any changes in estimates, judgments and assumptions used could have a material adverse impact on the financial condition and operating results of BFC or its subsidiaries; risks related to litigation and other legal proceedings involving BFC and its subsidiaries, including (i) the legal and other professional fees and other costs and expenses of such proceedings, as well as the impact of any finding of liability or damages on the financial condition and operating results of BFC or its subsidiaries and (ii) with respect to the pending action brought by the SEC against BBX Capital and its Chairman, who also serves as BFC’s Chairman, reputational risks and risks relating to the potential loss of the services of BFC’s Chairman; the risk and uncertainties described below with respect to BBX Capital and Bluegreen; and BFC’s success at managing the risks involved in the foregoing. With respect to Bluegreen, the risks and uncertainties include, but are not limited to: the overall state of the economy, interest rates and the availability of financing may affect Bluegreen’s ability to market VOIs; Bluegreen’s future success depends on its ability to market its products successfully and efficiently; Bluegreen’s VOI sales may be materially and adversely impacted if it is unable to maintain or enter into new marketing alliances and relationships; Bluegreen’s marketing expenses will continue to increase, particularly if Bluegreen’s marketing efforts focus on new customers rather than sales to existing owners; increased marketing efforts and/or expenses may not result in increased sales; the risk that if new customers are not sufficiently added to Bluegreen’s existing owner base, Bluegreen’s ability to continue to sell VOIs to existing owners will diminish over time; Bluegreen may not be successful in increasing or expanding its fee-based services relationships because of changes in economic conditions or otherwise, and such fee-based service activities may not be profitable, which would have an adverse impact on its results of operations and financial condition; Bluegreen is subject to the risks of the real estate market and the risks associated with real estate development, including the decline in real estate values and the deterioration of other conditions relating to the real estate market and real estate development; adverse outcomes in legal or other regulatory proceedings, including assessments and claims for development-related defects and the costs and expenses associated with litigation, could adversely affect Bluegreen’s financial condition and operating results; Bluegreen may be adversely affected by federal, state and local laws and regulations and changes in applicable laws and regulations, including the imposition of additional taxes on operations; Bluegreen has outstanding indebtedness which may negatively impact its available cash and its flexibility in the event of a deterioration of economic conditions and increase Bluegreen’s vulnerability to adverse economic changes and conditions, and Bluegreen’s level of indebtedness may increase in the future; there are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with GAAP and any changes in estimates, judgments and assumptions used could have a material adverse impact on Bluegreen’s operating results and financial condition; the loss of the services of Bluegreen’s key management and personnel could adversely affect Bluegreen’s business; and Bluegreen’s success at managing the risks involved in the foregoing. With respect to BBX Capital, the risks and uncertainties include those described in BBX Capital’s earnings press release for the second quarter of 2014, which is attached hereto. This press release also contains forward looking statements regarding the Company’s proposed Merger with BBX Capital which is subject to risks relating to the ability to realize the expected benefits from the Merger, the ability of the parties to satisfy all of the conditions to the closing of the Merger, including BFC’s ability to obtain the listing of its Class A Common Stock on a national securities exchange (or qualified interdealer quotation system), litigation that has been brought challenging the Merger, and that the Merger may not otherwise be consummated in accordance with its terms, or at all. Reference is also made to the risks and uncertainties detailed in reports filed by BFC with the SEC, including the “Risk Factors” section of BFC’s Annual Report on Form 10-K for the year ended December 31, 2013, which may be viewed on the SEC’s website at www.sec.gov and on BFC’s website at www.BFCFinancial.com. BFC cautions that the foregoing factors are not exclusive.

Additional Information Regarding the Proposed Merger between BFC and BBX Capital and Where to Find it

In connection with the proposed merger between BFC and BBX Capital, BFC has filed a Registration Statement on Form S-4 with the SEC, which has been declared effective, and BFC and BBX Capital have mailed to their respective shareholders a joint proxy statement/prospectus concerning the merger. BFC and BBX Capital have also filed, and may in the future file, other documents with the SEC regarding the merger. Investors and shareholders of BFC and BBX Capital are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC carefully and in their entirety because they contain important information. Investors and shareholders of BFC and BBX Capital can obtain copies of the joint proxy statement/prospectus and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by BFC are also available free of charge on BFC website at www.bfcfinancial.com under the tab “Investor Relations – Regulatory Info – SEC Filings” or by directing a request by mail to BFC Financial Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, or by calling 954-940-4900. Copies of the documents filed with the SEC by BBX Capital are available free of charge on BBX Capital’s website at www.bbxcapital.com under the tab “Investors – SEC Filings” or by directing a request by mail to BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, or by calling 954-940-4000. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended September 30, 2014.

BFC Financial Corporation

Consolidated Statement of Operations - Unaudited

(In thousands)

	Bluegreen Resorts	BBX	Unallocated Amounts and Eliminations	Total
Revenues

Sales of VOIs	$80,172	—	—	80,172

Trade sales	—	18,168	—	18,168
Interest income	20,487	1,120	—	21,607
Fee-based sales commission	38,665	—	—	38,665
Other fee-based services revenue	24,096	—	—	24,096
Gain on sale of assets	—	1,031	—	1,031
Other revenue	—	1,897	(111)	1,786

Total revenues	163,420	22,216	(111)	185,525

Costs and Expenses
Cost of sales of VOIs	9,586	—	—	9,586
Cost of goods sold	—	13,060	—	13,060
Cost of other fee-based services	14,906	—	—	14,906
Interest expense	9,409	343	1,033	10,785
Provision for loan losses	—	656	—	656
Asset impairments	—	5,926	—	5,926
Selling, general and administrative expenses	97,571	11,625	3,842	113,038

Total costs and expenses	131,472	31,610	4,875	167,957

Equity earnings in Woodbridge	—	7,635	(7,635)	—
Other income (expense)	161	(205)	287	243

Income (loss) from continuing operations before income taxes	32,109	(1,964)	(12,334)	17,811
Less: Provision for income taxes	11,136	—	—	11,136

Income (loss) from continuing operations	20,973	(1,964)	(12,334)	6,675
Loss from discontinued operations	(2)	—	—	(2)

Net income (loss)	20,971	(1,964)	(12,334)	6,673

Less: Net income (loss) attributable to noncontrolling interests	3,759	(66)	(848)	2,845

Net income (loss) to common shareholders	$17,212	(1,898)	(11,486)	3,828

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended September 30, 2013.

BFC Financial Corporation

Consolidated Statement of Operations - Unaudited

(In thousands)

	Bluegreen Resorts	BBX	Unallocated Amounts and Eliminations	Total

Revenues

Sales of VOIs	$77,778	—	—	77,778

Trade sales	—	—	—	—

Interest income	20,474	2,541	—	23,015

Fee-based sales commission	28,828	—	—	28,828

Other fee-based services revenue	21,201	—	—	21,201

Gain on sale of assets	—	912	—	912

Other revenue	—	2,205	(104)	2,101

Total revenues	148,281	5,658	(104)	153,835

Costs and Expenses

Cost of sales of VOIs	10,748	—	—	10,748

Cost of goods sold	—	—	—	—

Cost of other fee-based services	12,939	—	—	12,939

Interest expense	9,928	1,119	1,084	12,131
Recoveries from loan losses	—	(4,433)	—	(4,433)

Recoveries on assets	—	(73)	—	(73)

Selling, general and administrative expenses	81,003	9,513	3,857	94,373

Total costs and expenses	114,618	6,126	4,941	125,685

Equity earnings in Woodbridge	—	8,183	(8,183)	—

Other income	212	—	358	570

Income (loss) from continuing operations before income taxes	33,875	7,715	(12,870)	28,720

Less: Provision for income taxes	11,532	20	—	11,552

Income (loss) from continuing operations	22,343	7,695	(12,870)	17,168

Loss from discontinued operations	(192)	—	—	(192)

Net income (loss)	22,151	7,695	(12,870)	16,976

Less: Net income attributable to noncontrolling interests	3,735	—	3,638	7,373

Net income (loss) to common shareholders	$18,416	7,695	(16,508)	9,603

The following supplemental table represents BFC’s Consolidating Statement of Operations for the nine months ended September 30, 2014.

BFC Financial Corporation

Consolidated Statement of Operations - Unaudited

(In thousands)

	Bluegreen Resorts	BBX	Unallocated Amounts and Eliminations	Total
Revenues
Sales of VOIs	$204,487	—	—	204,487

Trade sales	—	50,839	—	50,839
Interest income	61,467	4,178	(337)	65,308
Fee-based sales commission	108,974	—	—	108,974
Other fee-based services revenue	69,029	—	—	69,029
Gain on sale of assets	—	4,908	—	4,908
Other revenue	—	6,352	(330)	6,022

Total revenues	443,957	66,277	(667)	509,567

Costs and Expenses
Cost of sales of VOIs	24,911	—	—	24,911
Cost of goods sold	—	36,606	—	36,606
Cost of other resort operations	43,228	—	—	43,228
Interest expense	31,175	1,855	2,732	35,762
Recoveries from loan losses	—	(2,638)	—	(2,638)
Asset impairments	—	7,151	—	7,151

Selling, general and administrative expenses	255,673	38,541	12,775	306,989

Total costs and expenses	354,987	81,515	15,507	452,009

Equity earnings in Woodbridge	—	21,965	(21,965)	—
Other income (expense)	1,188	(237)	851	1,802

Income (loss) from continuing operations before income taxes	90,158	6,490	(37,288)	59,360
Less: Provision for income taxes	31,722	6	(363)	31,365

Income (loss) from continuing operations	58,436	6,484	(36,925)	27,995
Gain from discontinued operations	55	—	—	55

Net income (loss)	58,491	6,484	(36,925)	28,050

Less: Net income (loss) attributable to noncontrolling interests	8,797	(267)	3,296	11,826

Net income (loss) to common shareholders	$49,694	6,751	(40,221)	16,224

The following supplemental table represents BFC’s Consolidating Statement of Operations for the nine months ended September 30, 2013.

BFC Financial Corporation

Consolidated Statement of Operations - Unaudited

(In thousands)

	Bluegreen Resorts	BBX	Unallocated Amounts and Eliminations	Total
Revenues
Sales of VOIs	$193,653	—	—	193,653

Trade sales	—	—	—	—
Interest income	61,419	7,959	—	69,378
Fee-based sales commission	74,388	—	—	74,388
Other fee-based services revenue	60,902	—	—	60,902
Gain on sale of assets	—	5,168	—	5,168
Other revenue	—	5,514	(322)	5,192

Total revenues	390,362	18,641	(322)	408,681

Costs and Expenses
Cost of sales of VOIs	25,117	—	—	25,117
Cost of goods sold	—	—	—	—
Cost of other resort operations	38,320	—	—	38,320
Interest expense	31,023	3,541	3,375	37,939
Recoveries from loan losses	—	(3,502)	—	(3,502)
Asset impairments	—	5,069	—	5,069
Selling, general and administrative expenses	222,602	26,824	11,976	261,402

Total costs and expenses	317,062	31,932	15,351	364,345

Equity earnings in Woodbridge	—	11,625	(11,625)	—
Other income	687	—	580	1,267

Income (loss) from continuing operations before income taxes	73,987	(1,666)	(26,718)	45,603
Less: Provision for income taxes	24,649	20	—	24,669

Income (loss) from continuing operations	49,338	(1,686)	(26,718)	20,934
Loss from discontinued operations	(320)	—	—	(320)

Net income (loss)	49,018	(1,686)	(26,718)	20,614

Less: Net income (loss) attributable to noncontrolling interests	16,068	—	(797)	15,271

Net income (loss) to common shareholders	$32,950	(1,686)	(25,921)	5,343